Exhibit 99.1

BIO-TECHNE RELEASES THIRD QUARTER FISCAL 2021 RESULTS

Minneapolis/May 6, 2021/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the third quarter ended March 31, 2021.

Third Quarter FY2021 Snapshot

●	Third quarter organic revenue increased by 22% (25% reported) to $243.6 million and 17% (19% reported) in the first nine months of fiscal 2021 to $672.0 million.

●	GAAP EPS was $1.12 versus $0.92 one year ago. Delivered adjusted earnings per share (EPS) of $1.79 versus $1.39 one year ago.

●	Adjusted Operating Margin increased to 40.1% in the third quarter of fiscal 2021 compared to 36.4% in the third quarter of fiscal 2020.

●	Excellent commercial execution in both operating segments with Protein Sciences achieving record organic growth of 24% and Diagnostics and Genomics delivering 17% organic growth.

●

Enhanced Bio-Techne’s Diagnostics and Genomics segment through the acquisition of Asuragen, Inc., which closed April 6th, 2021, adding a portfolio of best-in-class molecular diagnostic and research products and its experienced leadership team.

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, adjusted tax rate, organic growth, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“Congratulations to the entire global Bio-Techne team for delivering another consecutive record quarter,” Said Chuck Kummeth, President and CEO of Bio-Techne. “Our 22% organic growth reflects strong execution across geographies and segments, while our financial discipline delivered an impressive adjusted operating margin of 40.1%. This strength speaks to increasing demand for our portfolio of life science tools and diagnostic solutions, delivering productivity enhancing solutions that are ideal for the current environment and positioning the Company for continued leadership in our platforms as we exit the pandemic.”

Kummeth added, “Our end-markets continued to improve during Q3, with biopharma remaining strong and academic labs continuing the reopening process. Our ProteinSimple brand of proteomic analytical tools and ACD brand of tissue biopsy products were standouts in the quarter, with these platforms growing approximately +50% and +40% year-over-year, respectively. The continued rapid adoption of these solutions, combined with our quality reagents and emerging Exosome Dx and Cell and Gene Therapy opportunities, gives us much excitement about what the future still brings for Bio-Techne and all of its stakeholders.”

Third Quarter Fiscal 2021

Revenue

Net sales for the third quarter increased 25% to $243.6 million. Organic growth was 22% compared to the prior year, with foreign currency exchange having a favorable impact of 3% and acquisitions contributing an immaterial amount to revenue growth.

GAAP Earnings Results

GAAP EPS increased to $1.12 per diluted share, versus $0.92 in the same quarter last year. GAAP operating income for the third quarter of fiscal 2021 increased 43.6% to $68.6 million, compared to $47.8 million in the third quarter of fiscal 2020. GAAP operating margin was 28.2%, compared to 24.5% in the third quarter of fiscal 2020. GAAP operating margin compared to prior year was positively impacted by volume leverage and cost management.

Non-GAAP Earnings Results

Adjusted EPS increased to $1.79 per diluted share, versus $1.39 in the same quarter last year, an increase of 29%. Adjusted EPS increased due to revenue growth and operating margin expansion. Adjusted operating income for the third quarter of fiscal 2021 increased 37% compared to the third quarter of fiscal 2020. Adjusted operating margin was 40.1%, compared to 36.4 % in the third quarter of fiscal 2020. Adjusted operating margin compared to the prior year was favorably impacted by volume leverage and cost management.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s business segments, as highlighted below.

Protein Sciences Segment

The Company’s Protein Sciences segment is one of the world’s leading suppliers of specialized proteins such as cytokines and growth factors, immunoassays, antibodies and reagents, to the biotechnology and academic research communities. Additionally, the segment provides an array of platforms useful in various areas of protein analysis. Protein Sciences segment’s third quarter fiscal 2021 net sales were $185.6 million, an increase of 28% from $145.5 million for the third quarter of fiscal 2020. Organic growth for the segment was 24%, with foreign currency exchange having a favorable impact of 4% on revenue growth and acquisitions contributing an immaterial amount to revenue growth. Protein Sciences segment’s operating margin was 47.6% in the third quarter of fiscal 2021 compared to 44.7% in the third quarter of fiscal 2020. The segment’s operating margin compared to the prior year was positively impacted by volume leverage and cost management.

Diagnostics and Genomics Segment

The Company’s Diagnostics and Genomics segment provides blood chemistry and blood gas quality controls, hematology instrument controls, immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics and Genomics segment also develops and provides in situ hybridization products as well as exosome-based diagnostics for various pathologies, including prostate cancer. The Diagnostics and Genomics segment’s third quarter fiscal 2021 net sales were $58.1 million, an increase of 18% from $49.4 million for the third quarter of fiscal 2020. Organic growth for the segment was 17% with foreign currency exchange having a 1% favorable impact on revenue. The Diagnostics and Genomics segment’s operating margin was 17.9% in the third quarter of fiscal 2021 compared to 14.3% in the third quarter of fiscal 2020. The segment’s operating margin was favorably impacted by volume leverage and cost management.

Conference Call

Bio-Techne will host an earnings conference call today, May 6, 2021 at 8:00 a.m. CDT. To listen, please dial 1-877-407-9208 or 1-201-493-6784 for international callers, and reference conference ID 13718437. The earnings call can also be accessed via webcast through the following link http://public.viavid.com/index.php?id=144241.

A recorded rebroadcast will be available for interested parties unable to participate in the live conference call by dialing 1-844-512-2921 or 1-412-317-6671 (for international callers) and referencing Conference ID 13718437. The replay will be available from 11:00 a.m. CDT on Thursday, May 6, 2021 until 11:00 p.m. CDT on Sunday, June 6, 2021.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

● Organic growth

● Adjusted diluted earnings per share

● Adjusted tax rate

● Adjusted gross margin

● Adjusted operating income

● Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measure of organic growth represents revenue growth excluding revenue from acquisitions within the preceding 12 months as well as the impact of foreign currency. Excluding these measures provides more useful period-to-period comparison of revenue results as it excludes the impact of foreign currency exchange rates, which can vary significantly from period to period, and revenue from acquisitions that would not be included in the comparable prior period.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, acquisition related expenses inclusive of the changes in fair value of contingent consideration, and other non-recurring items including non-recurring costs and gains. The Company excludes amortization of purchased intangible assets, purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses inclusive of the changes in fair value contingent consideration, and other non-recurring items including gains or losses on legal settlements and one-time assessments from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company's non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock-based compensation expense, which is inclusive of the employer portion of payroll taxes on those stock awards, restructuring, impairments of equity method investments, gain and losses from investments, and certain adjustments to income tax expense. Stock-based compensation is excluded from non-GAAP adjusted net earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, variety of award types, and unpredictability of amount and timing of employer related tax obligations. Impairments of equity investments are excluded as they are not part of our day-to-day operating decisions. Additionally, gains and losses from other investments that are either isolated or cannot be expected to occur again with any predictability are excluded. Costs related to restructuring activities, including reducing overhead and consolidating facilities, are excluded because we believe they are not indicative of our normal operating costs. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, customer site closures or supply chain issues resulting from the COVID-19 pandemic, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $739 million in net sales in fiscal 2020 and has over 2,300 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair, Senior Director, Investor Relations & Corporate Development
David.Clair@bio-techne.com
612-656-4416

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/21	3/31/20	3/31/21	3/31/20
Net sales	$243,552	$194,680	$672,004	$562,857
Cost of sales	75,278	64,617	215,098	192,977
Gross margin	168,274	130,063	456,906	369,880
Operating expenses:
Selling, general and administrative	82,596	66,318	238,310	203,358
Research and development	17,052	15,954	49,882	48,413
Total operating expenses	99,648	82,272	288,192	251,771
Operating income	68,626	47,791	168,714	118,109
Other income (expense)	(23,272)	(970)	(27,652)	96,843
Earnings before income taxes	45,354	46,821	141,062	214,952
Income taxes	(48)	10,389	16,121	44,501
Net earnings, including noncontrolling interest	$45,402	$36,432	$124,941	$170,451
Net earnings attributable to noncontrolling interest	(380)	-	(509)	-
Net earnings attributable to Bio-Techne	45,782	36,432	125,450	170,451
Earnings per share:
Basic	$1.18	$0.95	$3.24	$4.46
Diluted	$1.12	$0.92	$3.11	$4.33
Weighted average common shares outstanding:
Basic	38,856	38,303	38,693	38,167
Diluted	40,676	39,435	40,305	39,354

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	3/31/21	6/30/20
ASSETS
Cash and equivalents	$186,136	$146,625
Short-term available-for-sale investments	90,108	124,268
Accounts receivable, net	157,790	122,534
Inventories	109,990	103,152
Other current assets	22,582	24,341
Total current assets	566,606	520,920

Property and equipment, net	198,975	176,829
Right of use asset	71,830	71,465
Goodwill and intangible assets, net	1,235,638	1,244,853
Other assets	11,593	13,522
Total assets	$2,084,642	$2,027,589

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$84,799	$63,270
Contract liabilities	18,714	13,049
Income taxes payable	3,562	2,376
Contingent consideration payable	5,070	5,938
Operating lease liabilities – current	10,414	9,535
Current portion of long-term debt obligations	12,500	12,500
Other current liabilities	2,581	-
Total current liabilities	137,640	106,668

Deferred income taxes	98,401	101,090
Long-term debt obligations	202,931	344,243
Operating lease liabilities	66,816	67,248
Long-term contingent consideration payable	7,100	199
Other long-term liabilities	23,812	26,949
Stockholders’ equity	1,547,942	1,381,192
Total liabilities and stockholders’ equity	$2,084,642	$2,027,589

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/21	3/31/20	3/31/21	3/31/20
Gross margin percentage – GAAP	69.1%	66.8%	68.0%	65.7%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.0%	-%	0.0%	-%
Amortization of intangibles	3.6%	4.5%	3.9%	4.7%
Stock compensation expense - COGS	0.2%	0.2%	0.2%	0.2%
Gross margin percentage - Adjusted	72.9%	71.5%	72.1%	70.6%

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/21	3/31/20	3/31/21	3/31/20
Operating margin percentage – GAAP	28.2%	24.5%	25.1%	21.0%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.0%	-%	0.0%	-%
Amortization of intangibles	6.3%	7.9%	6.8%	8.1%
Acquisition related expenses	0.7%	-0.2%	1.0%	0.0%
Stock-based compensation	4.9%	4.2%	6.2%	4.9%
Operating margin percentage - Adjusted	40.1%	36.4%	39.1%	34.0%

BIO-TECHNE CORPORATION

NON-GAAP ADJUSTED CONOLIDATED NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/21	3/31/20	3/31/21	3/31/20
Net earnings before taxes - GAAP	$45,354	$46,821	$141,062	$214,952
Identified adjustments attributable to Bio-Techne:
Costs recognized upon sale of acquired inventory	68	-	91	-
Amortization of intangibles	15,222	15,459	45,750	45,467
Acquisition related expenses	1,825	(228)	6,571	389
Stock-based compensation, inclusive of employer taxes	11,968	8,088	41,525	27,505
Restructuring costs	-	87	142	87
Realized (gain) loss on investments and Other	16,590	(410)	10,232	(110,458)
Impact of non-controlling interest (pre-tax)	445	-	598	-
Net earnings before taxes - Adjusted	$91,472	$69,817	$245,971	$177,942

Non-GAAP tax rate	20.2%	21.3%	20.2%	21.6%
Non-GAAP tax expense	18,541	14,847	49,511	38,462

Non-GAAP adjusted net earnings attributable to Bio-Techne	$72,931	$54,970	$196,460	$139,480

Earnings per share - diluted – Adjusted	$1.79	$1.39	$4.87	$3.54

BIO-TECHNE CORPORATION

NON-GAAP adjusted tax rate

(In percentages)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/21	3/31/20	3/31/21	3/31/20
GAAP effective tax rate	(0.1)%	22.2%	11.4%	20.7%
Discrete items	25.7	3.1	13.8	3.8
Annual tax forecast update	(0.4)	(0.8)	-	-
Long-term GAAP tax rate	25.2%	24.5%	25.2%	24.5%

Rate impact items
Stock based compensation	(5.6)%	(2.6)%	(5.6)%	(2.5)%
Acquisition costs	0.0	0.0	0.0	0.0
Change in fair value of investments	0.0	(0.5)	0.0	(0.3)
Other[1]	0.6	(0.1)	0.6	(0.1)
Total rate impact items	(5.0)%	(3.2)%	(5.0)%	(2.9)%

Non-GAAP tax rate	20.2%	21.3%	20.2%	21.6%

1)

For the quarter ended March 31, 2021, the other rate impact items includes a normalization of non-GAAP tax rate, which was included in our non-GAAP tax rate as the return to historical growth patterns seen prior to the onset of the COVID-19 pandemic occurred on a more condensed timeline than previously forecasted. The impact of re-casting the Non-GAAP tax rate for the third quarter of fiscal 2021 increased the non-GAAP tax rate by 0.6%.

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/21	3/31/20	3/31/21	3/31/20
Protein Sciences segment revenue	$185,623	$145,509	$512,248	$428,021
Diagnostics and Genomics segment revenue	58,093	49,411	160,687	135,808
Intersegment revenue	(164)	(240)	(931)	(972)
Consolidated revenue	$243,552	$194,680	$672,004	$562,857

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/21	3/31/20	3/31/21	3/31/20
Protein Sciences segment operating income	$88,392	$65,046	$238,991	$185,456
Diagnostics and Genomics segment operating income	10,417	7,062	27,197	8,937
Segment operating income	98,809	72,108	266,188	194,393
Corporate general, selling, and administrative	(1,194)	(1,092)	(3,677)	(3,205)
Adjusted operating income	97,615	71,016	262,511	191,188
Cost recognized upon sale of acquired inventory	(68)	-	(91)	-
Amortization of intangibles	(15,222)	(15,459)	(45,750)	(45,467)
Acquisition related expenses	(1,731)	322	(6,289)	(107)
Stock-based compensation	(11,968)	(8,088)	(41,525)	(27,505)
Restructure costs	-	-	(142)	-
Operating income	$68,626	$47,791	$168,714	$118,109